Exhibit 10.1

LOAN AGREEMENT

Dated: as of July 9, 2021

by and between

BROAD-ATLANTIC ASSOCIATES, LLC, as Borrower,

RAFAEL HOLDINGS REALTY, INC., as Pledgor

RAFAEL HOLDINGS INC., as Guarantor,

collectively, the Borrower Parties

and

520 BROAD STREET LLC, as Lender

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of July 9, 2021 and is entered into by and among BROAD-ATLANTIC ASSOCIATES, LLC, a Delaware limited liability company having an address for purposes of notices and legal process at 520 Broad Street, Newark, New Jersey 07102 (the “Borrower”), RAFAEL HOLDINGS REALTY, INC., a Delaware corporation having an address for purposes of notices and legal process at 520 Broad Street, Newark, New Jersey 07102 (the “Pledgor”), and RAFAEL HOLDINGS, INC., a Delaware corporation having an address for purposes of notices and legal process at 520 Broad Street, Newark, New Jersey 07102 (the “Guarantor”, and together with the Borrower and Pledgor, collectively, jointly and severally, the “Borrower Parties”) and 520 BROAD STREET LLC, a New York limited liability company having offices c/o Castellan Real Estate Partners, 122 East 42nd Street, Suite 1903, New York, New York 10168 (together with its successors and assigns, the “Lender”).

W I T N E S S E T H :

WHEREAS, Borrower is the owner of one hundred percent (100%) of the fee interest in that certain parcel of real property located in the County of Essex and State of New Jersey, commonly known as and by the street address 516-532 Broad Street, Newark, New Jersey 07102, as more particularly described in the Mortgage (as defined herein) (the “Property”) (together with the buildings and improvements now or hereafter erected or situate thereon, and such other property rights, title, interest and estates of Borrower, now owned, or hereafter acquired, in and to the property, rights, interest and estates referred to as the Mortgaged Property in the Mortgage (the “Mortgage Collateral”); and

WHEREAS, one hundred percent (100%) of the legal and beneficial interest in the membership interests of Borrower are held by the Pledgor; and

WHEREAS, Borrower requested a loan by Lender to Borrower in the amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) (the “Loan”) which Loan is to be secured by, among other things, (i) a first mortgage lien against the fee simple interest in the Property (the “Mortgage”, and together with all documents executed in connection therewith are hereafter referred to collectively as the “Mortgage Documents”); and (ii) a first priority security interest in all of Pledgor’s right, title and interest referred to in the Pledge and Security Agreement as Collateral (the “Pledge Collateral”) (the “Pledge Agreement” and together with all documents executed in connection therewith are hereinafter referred to collectively as the “Pledge Documents”), and Lender is willing to make the Loan to Borrower subject to and in accordance with the terms of this Agreement and the Loan Documents (as such term is defined in Section 1.1 hereof).

NOW, THEREFORE, in consideration of the making of the Loan by Lender to Borrower and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Agreement” shall have the meaning set forth in the preamble hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person or is a managing member, manager, general partner, director or officer (or equivalent of any of the foregoing) of such Person or of an Affiliate of such Person.

“Affiliate Contracts” shall mean contracts with any Affiliates of Borrower, as the same may be amended from time to time with the written consent of Lender.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation with respect to all or any part of the Property.

“Bankruptcy Action” shall mean with respect to any Person: (a) such Person filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law in which such Person colludes with or otherwise assists the filer, or solicits or causes to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (d) such Person consenting to or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean 11 U.S.C. §§ 101 et seq., as the same may be amended from time to time.

“Borrower” shall have the meaning set forth in the preamble hereof, together with its heirs, permitted successors and permitted assigns.

“Borrower Parties” shall have the meaning set forth in the preamble hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, any successor statutes thereto and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean the Mortgage Collateral and the Pledge Collateral.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Condemnation Proceeds” shall mean the proceeds of any Condemnation or eminent domain, payment or award for the taking of all or any portion of the Property.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound, or any provision of the foregoing.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage, the Pledge Agreement, the Guaranty and the other Loan Documents.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall have the meaning set forth in the Note.

“ERISA” shall have the meaning set forth in Section 4.1.8 hereof.

“Event of Default” shall have the meaning set forth in Section 6.1 hereof.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall mean Rafael Holdings Inc., a Delaware corporation.

“Guaranty” shall mean that certain Guaranty of Recourse Carveouts dated as of the date hereof, made by Guarantor, to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” shall mean, collectively, all of the buildings and fixtures at each respective parcel comprising the Property.

“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of: (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Liabilities” shall have the meaning set forth in Section 7.13(b) hereof.

“Indemnitors” shall mean collectively, Borrower and Guarantor.

“Indemnity Agreement” shall mean that certain Environmental Indemnification Agreement dated as of the date hereof, by Indemnitors, as the same may be amended, restated, replaced or otherwise modified from time to time.

“Insurance Proceeds” shall mean the proceeds paid to Borrower by an insurer related to a casualty at the Property.

“Interest Rate” shall have the meaning set forth in the Note.

“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and: (a) every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement; and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean, collectively, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, injunctions, permits or requirements of Governmental Authorities affecting the Property, any part thereof, or Borrower, or the construction, use, alteration or operation of the Property, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any of which may: (a) require repairs, modifications or alterations in or to the Property or any part thereof; or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the preamble hereof.

“Lender Indemnitees” shall have the meaning set forth in Section 7.13(b) hereof.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Borrower Parties, the Collateral, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and the other Loan Documents.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage Documents, the Pledge Documents, the Guaranty, the Indemnity Agreement and all other documents, instruments, agreements, certificates and opinions now or hereafter executed and/or delivered by any of the Borrower Parties or any other Person in respect of the Loan, together with any and all extensions, renewals, modifications, substitutions and amendments thereof.

“Maturity Date” shall have the meaning set forth in the Note.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Debt Service Payment Amount” shall mean the monthly payment of interest only determined in accordance with the Note, payable in arrears.

“Mortgage” shall have the meaning set forth in the recitals hereto.

“Mortgage Loan Event of Default” shall mean an “Event of Default” under, and as defined in, any of the Mortgage Documents.

“Mortgage Documents” shall have the meaning set forth in the recitals hereto.

“Mortgage Collateral” shall mean the Mortgaged Property, as defined in the Mortgage.

“Note” shall mean that certain Promissory Note, dated as of even date herewith, made by Borrower, payable to the order of Lender, in the principal amount of the Loan, and any and all renewals, reinstatements, rearrangements, enlargements or extensions thereof or any promissory note or notes given in replacement thereof or substitution therefor.

“Operating Agreement” shall mean that certain Limited Liability Company Agreement of Borrower dated December ____, 2007, as may be amended.

“Origination Fee” shall mean One Hundred Eighty-Seven Thousand Five Hundred and 00/100 Dollars ($187,500.00), which shall be paid by Borrower to Lender contemporaneously with the execution and delivery hereof.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan commencing on September 1, 2021, or, if such day is not a Business Day, the succeeding Business Day.

“Permitted Encumbrances” shall mean, collectively: (a) the Liens and security interests created by the Mortgage Documents; (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy; (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent; and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pledge Agreement” shall have the meaning set forth in the recitals hereto.

“Pledge Collateral” shall mean the Collateral as defined in the Pledge Agreement.

“Pledged Company Interests” shall have the meaning set forth in the Pledge Agreement.

“Pledge Documents” shall have the meaning set forth in the recitals hereto.

“Pledgor” shall have the meaning set forth in the recitals hereto.

“Prescribed Laws” shall mean, collectively: (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act); (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism; (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et seq.; (d) the Bank Secrecy Act, as amended; (e) the Money Laundering Control Act of 1986, as amended; and (f) any law of the United States of America, or of any of the several states, relating to terrorism or the laundering of monetary instruments.

“Property” shall have the meaning set forth in the recitals hereto.

“Severed Loan Documents” shall have the meaning set forth in Section 6.2(c) hereof.

“State” shall mean the State of New York.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Title Insurance Policy” shall mean that certain Lender’s policy of title insurance, issued by Royal Abstract of New Jersey LLC, as agent for Commonwealth Land Title Insurance Company, file number 600486.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State.

“UCC Article 9 Policy” shall have the meaning set forth in Section 3.1.5 hereof.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein and in the other Loan Documents, Lender hereby agrees to make, and Borrower hereby agrees to accept, the Loan on the Closing Date, subject to the terms and conditions hereof.

2.1.2 Disbursement to Borrower. Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

2.1.3 Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Pledge Agreement, the Guaranty and the other Loan Documents.

Section 2.2 Interest Rate.

2.2.1 Interest Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to and including the Maturity Date at the Interest Rate.

2.2.2 Interest Calculation; Payments. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying: (a) the outstanding principal balance of the Loan; by (b) the Interest Rate; and payable in twelve (12) monthly payments in arrears, pro-rated for any partial month.

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time obligated or required to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or retention of the sums due under the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as any portion of the Loan remains outstanding.

Section 2.3 Loan Payment.

2.3.1 Payments. Borrower shall pay to Lender: (a) on the Closing Date, (i) an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to July 31, 2021 and (ii) the Origination Fee; and (b) on the first Payment Date and on each Payment Date thereafter occurring during the term of the Loan, an amount equal to the Monthly Debt Service Payment Amount

2.3.2 Payments Generally. The first interest accrual period hereunder shall commence on and include the Closing Date up to July 31, 2021. Each interest accrual period thereafter shall commence on the first (1st) day of each calendar month during the term of the Loan and shall end on and include the last day of such calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately succeeding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.3.3 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note and the other Loan Documents.

2.3.4 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents is not paid by Borrower within five (5) days of the date it is due (other than outstanding principal on the Maturity Date), Borrower shall pay to Lender upon demand an amount equal to six percent (6%) of such unpaid sum. Any such amount shall be secured by the Mortgage, the Pledge Agreement, the Operating Agreement and the other Loan Documents to the extent permitted by applicable law.

2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 3:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. Borrower may prepay the Loan in whole or in part only in accordance with the terms of the Note.

2.4.2 Mandatory Prepayments. Borrower shall prepay the Loan together with all interest required under the Note, to the extent Borrower receives Insurance Proceeds not used to restore the Mortgaged Property.

2.4.3 Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender at any time prior to the Maturity Date, such tender or recovery shall be deemed a voluntary prepayment by Borrower until such time as any such Event of Default is cured.

Section 2.5 Release of Collateral. Upon full repayment of the Note, either by satisfaction or assignment, Lender shall release or assign all Liens, including the Liens on the Mortgage Collateral created by the Mortgage and the Liens on the Pledge Collateral created by the Pledge Agreement. Borrower shall be responsible for all reasonable and actual legal fees associated with said satisfaction or assignment, as well as an administrative fee to Lender.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents of the Guarantor in the Guaranty, and the Pledgor in the Pledge Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed, and Guarantor shall be in compliance in all material respects with all terms and conditions set forth in the Guaranty.

3.1.2 Loan Agreement, Note, Guaranty and Pledge Agreement. Lender shall have received this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower, the Guaranty duly executed and delivered on behalf of Guarantor, and the Pledge Agreement duly executed and delivered on behalf of Pledgor.

3.1.3 Operating Agreement. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Operating Agreement, including, without limitation, UCC Article 8 provisions, and providing for membership certificates acceptable to Lender in all respects; certified by the manager or duly authorized member or officer thereof, as the case may be, to be true, complete and accurate copy of the originals.

3.1.4 Loan Documents

(a) Pledge Documents. Lender shall have received from Pledgor fully executed and acknowledged counterparts of the Pledge Agreement, and the original certificates evidencing the Pledged Company Interests, together with an undated limited liability company interest power covering such certificate duly executed in blank, and UCC-1 financing statements, naming Pledgor, as debtor, and Lender, as secured party, and such other documents required pursuant to the Pledge Agreement so as to effectively create a valid and enforceable Lien upon the Pledge Collateral, of the requisite priority, in favor of Lender, subject to no other Liens. Lender shall have also received from Borrower, Pledgor and Guarantor, as the case may be, fully executed counterparts of the other respective Pledge Documents to which they are parties.

(b) Mortgage Documents. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage, and such other documents required pursuant to the Mortgage so as to effectively create a valid and enforceable Lien upon the Mortgage Collateral, of the requisite priority, in favor of Lender, subject to no other Liens. Lender shall have also received from Borrower, Pledgor and Guarantor, as the case may, fully executed counterparts of the other respective Mortgage Documents to which they are parties.

3.1.5 Title Insurance.

(a) UCC Insurance. Lender shall have received a UCC title insurance policy (the “UCC Article 9 Policy”) issued by a title insurance company acceptable to Lender in its sole discretion and dated as of the Closing Date: (a) providing coverage in the amount of the Loan; (b) insuring Lender that the Pledge Agreement and the documents executed and delivered in connection therewith create valid and perfected Liens on the Pledge Collateral of the requisite priority, free and clear of all exceptions from coverage other than standard exceptions and exclusions from coverage (as modified by the terms of any endorsements); (c) containing such endorsements and affirmative coverages as Lender may reasonably request; and (d) naming Lender as the insured. The UCC Article 9 Policy shall be assignable by Lender. Lender also shall have received evidence that all premiums in respect of such UCC Article 9 Policy have been paid by the Borrower Parties.

(b) Mortgage Insurance. Lender shall have received a title insurance policy (the “Title Insurance Policy”) issued by a title insurance company acceptable to Lender in its sole discretion and dated as of the Closing Date: (a) providing coverage in the amount of the Loan; (b) insuring Lender that the Mortgage and the documents executed and delivered in connection therewith create valid and perfected Liens on the Mortgaged Property of the requisite priority, free and clear of all exceptions from coverage other than standard exceptions and exclusions from coverage (as modified by the terms of any endorsements); (c) containing such endorsements and affirmative coverages as Lender may reasonably request; and (d) naming Lender as the insured. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid by the Borrower Parties.

3.1.6 Insurance. Lender shall have received valid, currently effective certificates of liability insurance and evidence of property insurance in respect of the insurance policies covering the Mortgage Collateral in accordance with the provisions of the Mortgage reflecting Lender, its successors and assigns, as their interests may appear, as “additional insured”, “additional loss payee” and/or “mortgagee”, as the case may be, thereunder, together with evidence of the payment of any outstanding premiums therefor.

3.1.7 Search Reports. Lender shall have received search reports, satisfactory thereto in all respects, containing the results of searches of various records, including, without limitation, UCC financing statements, tax liens, judgments and litigation conducted by a search firm reasonably acceptable to Lender with respect to the Borrower, the Guarantor, the Pledgor and the Collateral. Such searches to be conducted in such jurisdictions as may be requested by Lender.

3.1.8 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance satisfactory to Lender and shall have been duly authorized, executed and delivered by all parties thereto, and Lender shall have received and approved certified copies thereof.

3.1.9 Delivery of Organizational Documents. The Borrower shall deliver or cause to be delivered to Lender certified copies of all organizational documentation related to the Borrower and/or the formation, structure, existence, good standing and/or qualification to do business of the Borrower as Lender may require in its sole discretion.

3.1.10 Opinion of Counsel. Lender shall have received an opinion of counsel to Borrower, Guarantor and Pledgor with respect to: (a) the perfection of the Liens and security interests on the Collateral; and (b) the due execution, authority and enforceability of the Loan Documents and such other matters as Lender may require, such opinion in form, scope and substance satisfactory to Lender and Lender’s counsel in all respects.

3.1.11 Legal Fees and Other Costs and Expenses. All payments, deposits and legal fees required to be paid by Borrower, including payment of Lender’s legal fees, costs and expenses, shall have been paid in full.

3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all UCC Article 9 Policy premiums, Title Insurance Policy premiums, recording and filing fees, the fees and costs of Lender’s counsel and all other third-party out-of-pocket expenses incurred in connection with the origination of the Loan.

3.1.13 Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of the Borrower Parties or the Collateral since the date of the most recent financial statements delivered to Lender. The income and expenses of the Mortgage Collateral, the occupancy thereof and all other features of the transaction shall be as represented to Lender without material adverse change. None of the Borrower Parties or any of their respective constituent Persons, as applicable, shall be the subject of any Bankruptcy Action.

3.1.14 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested in connection with the Loan, all in form and substance satisfactory to Lender and its counsel.

3.1.15 Member Consents. Lender shall have received, from the member(s) of the Borrower, sufficient consents required pursuant to the Operating Agreement consenting to the transactions contemplated in this Agreement, and specifically including, but not limited to, the pledge by Pledgor to Lender of the Pledge Collateral, the Mortgage by Borrower to Lender of the Mortgage Collateral and such other consents as may be required by Lender, all in form satisfactory to Lender in its sole and absolute discretion.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower’s Representations. The Borrower hereby represents and warrants, as of the Closing Date, that:

4.1.1 Execution and Enforceability. This Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of the Borrower Parties and constitute the valid, legally binding obligations of the Borrower Parties, enforceable against the Borrower Parties in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.2 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower Parties will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of the Borrower Parties pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement, tenancy in common agreement, management agreement or other agreement or instrument to which any Borrower Party is a party or by which any Borrower Party’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower Party or any Borrower Party’s properties or assets, and any consent, approval, authorization, order, registration or qualification required for the execution, delivery and performance by any Borrower Party of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.3 Litigation. There are no material actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the best of Borrower’s knowledge, threatened, against or affecting any Borrower Party or the Collateral not covered by insurance.

4.1.4 Agreements. No Borrower Party is a party to any agreement or instrument, nor is subject to any restriction, which reasonably could materially and adversely affect any Borrower Party or the Collateral or any Borrower Party’s business, properties or assets, operations or condition, financial or otherwise. No Borrower Party is in default, in any material respect, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which any Borrower Party, or the Collateral are bound. Borrower has no material financial obligations under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower, or the Collateral is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property or as otherwise expressly permitted by, or created pursuant to, this Agreement and the other Loan Documents.

4.1.5 Perfection. The Pledge Agreement, together with the delivery to Lender of certificates evidencing the Pledged Company Interests and/or the UCC-1 financing statements relating to the Pledge Collateral, will create a valid, perfected first priority Lien on, and security interest in and to, the Pledge Collateral, all in accordance with the terms thereof.

4.1.6 Solvency. Each Borrower Party has: (a) not entered into the transaction contemplated hereby or executed the Note, this Agreement or any of the other Loan Documents with the actual intent to hinder, delay or defraud any creditor; or (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. The fair saleable value of each Borrower Party’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower Party’s total liabilities, including, without limitation, subordinated, un-liquidated, disputed and contingent liabilities. The fair saleable value of each Borrower Party’s assets is and will, immediately following the making of the Loan, be greater than Borrower Party’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Each Borrower Party’s assets do not and, immediately following the making of the Loan, will not, constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted. Each Borrower Party does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Borrower Party and the amounts to be payable on or in respect of obligations of such Borrower Party). No petition in bankruptcy has been filed against any Borrower Party or any of their constituent Persons, and neither Borrower Party nor any of any Borrower Party’s constituent Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower Party nor any of any Borrower Party’s constituent Persons are contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower Party’s assets or properties, and no Borrower Party has knowledge of any Person contemplating the filing of any such petition against Borrower Party or any such constituent Person.

4.1.7 Full and Accurate Disclosure. No statement of fact made by any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower Party, which has not been disclosed to Lender which materially and adversely affects, nor as far as any Borrower Party can foresee, reasonably could materially and adversely affect, any Borrower Party, the Collateral or the business, operations or condition (financial or otherwise) of any Borrower Party or the Collateral.

4.1.8 No Plan Assets. The Borrower Parties are not obligated to contribute to and is itself an “employee benefit plan”, as such term is defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended from time to time (“ERISA”), subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of the Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition: (a) no Borrower Party is a “governmental plan” within the meaning of Section 3(32) of ERISA; and (b) transactions by or with the Borrower Parties are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including, without limitation, the exercise by Lender of any of its rights under the Loan Documents.

4.1.9 Compliance. The Borrower Parties and the Collateral, to the best of each Borrower Party’s knowledge, without independent inquiry and/or investigation, (including the use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and Prescribed Laws. The Borrower Parties are not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. Any violation against the Borrower Parties are not against the Borrower Parties but against individuals with similar names. There has not been committed by any or any other Person in occupancy of or involved with the operation or use of any of the Collateral any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Collateral, or any part thereof, or any monies paid in performance of any Borrower Party’s obligations under any of the Loan Documents.

4.1.10 Not a Foreign Person. No Borrower Party is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

4.1.11 Enforceability. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by any Borrower Party, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations).

4.1.12 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Collateral to any Borrower Party have been paid. All recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid, and the Loan Documents are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.13 Illegal Activity. No portion of the Property or the Collateral has been purchased with the proceeds of any illegal activity.

4.1.14 No Change in Facts or Circumstances; Disclosure. All information submitted by the Borrower Parties to Lender and all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by any Borrower Party in this Agreement or in any of the other Loan Documents, are true, correct and complete in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the Collateral or the business, operations or financial condition of any Borrower Party or the Collateral or the Property. The Borrower Parties have disclosed to Lender all material facts and have not failed to disclose any material fact that could cause any provided information or representation or warranty made herein to be materially misleading.

4.1.15 Organization. Each Borrower Party that is an entity has been duly organized and is validly existing and in good standing in its state of incorporation, with requisite power and authority to own its assets and to transact the businesses in which it is now engaged. Each Borrower Party is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection its businesses and operations. Each Borrower Party possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Mortgage Collateral and to transact the businesses in which it is now engaged, and the sole business of the Borrower is the ownership, management and operation of the Property.

4.1.16 Proceedings. Each Borrower Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.

4.1.17 Principal Places of Business; State of Organization. Each Borrower Party’s principal place of business and chief executive office, and the place where each Borrower Party keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months and will continue to be the addresses of each Borrower Party set forth in the preamble hereof (unless a Borrower Party notifies Lender in writing at least thirty (30) days prior to the date of such change).

4.1.18 Title. The Borrower has good, marketable and insurable fee simple title to the Mortgage Collateral, free and clear of all Liens whatsoever except the Permitted Encumbrances previously disclosed to and approved by Lender in writing. The Permitted Encumbrances, in the aggregate, do not materially and adversely affect the value, operation or use of the Mortgage Collateral or the Borrower’s ability to repay the Loan.

4.1.19 Condemnation. No Condemnation or other similar proceeding has been commenced or is threatened or, to the best of the Borrower’s knowledge, contemplated, with respect to all or any portion of the Mortgage Collateral or for the relocation of roadways providing access to the Mortgage Collateral.

4.1.20 Assessments. There is no pending or, to the best of the Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Mortgage Collateral, nor are there any contemplated improvements to the Mortgage Collateral that may result in such special or other assessments.

4.1.21 Insurance. The Borrower Parties have obtained and have delivered to Lender certified copies of all policies reflecting the insurance coverages, amounts and other requirements set forth in the Mortgage. No claims have been made under any such policies, and no Person, including the Borrower Parties, have done or caused to be done, by act or omission, anything which would impair the coverage of any such policies.

4.1.22 Certificates of Occupancy; Licenses. Except as otherwise disclosed in writing to Lender, all certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required by any Governmental Authority for the use, occupancy and operation of the Mortgage Collateral as currently being used (collectively, the “Licenses”), have been obtained and are in full force and effect. The Borrower Parties shall keep and maintain all Licenses necessary for the operation of the Mortgage Collateral as it is currently being used.

4.1.23 Flood Zone. The improvements located on the Property are not located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.

4.1.24 Physical Condition. With respect to the portions of the buildings occupied or used by tenants of the buildings, (a) such portions of the building, including, without limitation, all applicable buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; and (b) there exists no structural or other material defects or damages in the Mortgage Collateral, whether latent or otherwise. No Borrower Party has received notice from any insurance company or bonding company of any defects or inadequacies in the Mortgage Collateral, or any part thereof, which, to the knowledge of the Borrower Parties would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Intentionally Omitted.

4.1.26 Labor or Materials. To the best of the knowledge of the Borrower Parties, there are no claims for payment for work, labor or materials affecting the Mortgage Collateral which are or may become a Lien prior to, or of equal priority with, the Liens created by the Mortgage Documents.

4.1.27 Title to Collateral. The Pledgor or the Borrower are the record and beneficial owner of, and has good and marketable title to, the respective Collateral, free and clear of all Liens whatsoever except the respective Liens created by the Pledge Documents and the Mortgage Documents.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties made thereby in Section 4.1 above and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE 5

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of the Borrower under the Loan Documents, the Borrower hereby covenants and agrees with Lender that:

5.1.1 Existence; Compliance with Legal Requirements. The Borrower shall do all things necessary to preserve, renew and keep in full force and effect Borrower’s existence, rights, licenses, permits and franchises. There shall never be committed any act or omission affording the federal government or any state or local government the right of forfeiture against the Mortgage Collateral, or any part thereof or any monies paid in performance of any obligations under any of the Loan Documents. The Borrower shall maintain, preserve and protect the Mortgage Collateral and keep the Mortgage Collateral in good working order and repair and from time to time may cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. The Mortgage Collateral shall be insured at all times by financially sound and reputable insurers reasonably acceptable to Lender.

5.1.2 Taxes and Other Charges. The Borrower Parties shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed by any Governmental Authority against the Mortgaged Property or any part thereof as the same become due and payable.

5.1.3 Litigation. The Borrower Parties shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened in writing against any Borrower Party which might materially and adversely affect: (a) the business, operations, economic performance, prospects, assets or condition (financial or otherwise) of any Borrower Party or the Collateral; or (b) the ability of any Borrower Party to perform obligations under the Loan Documents to which such Person is a party.

5.1.4 Access to the Mortgage Collateral. The Borrower Parties shall permit agents, representatives and employees of Lender to inspect the Mortgage Collateral or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of tenants.

5.1.5 Further Assurances. The Borrower Parties shall, at their sole cost and expense:

(a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the obligations of the Borrower Parties under the Loan Documents, as Lender may reasonably require; and

(c) do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.6 Title to the Mortgage Collateral. The Borrower Parties shall warrant and defend the title to the Mortgage Collateral owned thereby and every part thereof.

5.1.7 Costs of Enforcement. In the event of an Event of Default under any of the Loan Documents, the Borrower Parties shall be chargeable with and agree to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.8 Estoppel Statement. Upon the request of Lender, the Borrower Parties shall, within ten (10) days thereafter, provide to Lender a statement, duly acknowledged and certified, setting forth: (a) the original principal amount of the Loan; (b) the unpaid principal balance of the Loan; (c) the Interest Rate; (d) the date installments of interest and/or principal were last paid on the Loan; (e) any offsets or defenses to the payment of the Debt, if any; and (f) that this Agreement, the Note and the other Loan Documents constitute the valid, legally binding obligations thereof and have not been modified or if modified, giving the particulars of such modification.

5.1.9 Performance by the Borrower Parties. The Borrower Parties shall, in a timely manner, observe, perform and fulfill each and every covenant, term and provision of the Loan Documents.

5.1.10 Operation of Mortgage Collateral. The Borrower Parties shall operate the Mortgage Collateral in all material respects in accordance with the requirements set forth in this Agreement.

5.1.11 Notices. The Borrower Parties shall give notice, or cause notice to be given to Lender promptly upon any or all of the following:

(a) any default beyond any applicable notice and cure period under any Contractual Obligation of any Borrower Party which exceeds $25,000.00;

(b) any litigation or proceeding affecting any Borrower Party or the Collateral; and

(c) a change in the business, operations, property or financial or other condition or prospects of any Borrower Party.

Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations under the Loan Documents, Borrower hereby covenants and agrees with Lender to not, directly or indirectly, do or suffer to be done any of the following:

5.2.1 Operation of the Mortgage Collateral: cause any Mortgage Collateral to be operated, in any material respect, not in accordance with the requirements set forth in this Agreement.

5.2.2 Liens: permit, create, incur, assume or suffer to exist any Lien on any portion of the Mortgage Collateral or permit any such action to be taken, except for Permitted Encumbrances.

5.2.3 Dissolution: transfer, lease (except for leases for occupancy by the tenant) or sell, in one transaction or any combination of transactions, the Collateral, or modify, amend, waive or terminate any organizational documents or qualifications and good standing of the Borrower in any jurisdiction or cause such entity to be dissolved, wound up or liquidated.

5.2.4 Change in Business: enter into any line of business other than the ownership and operation of the Mortgaged Property, make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

5.2.5 Debt Cancellation: cancel or otherwise forgive or release any claim or debt owed to, except for adequate consideration or in the ordinary course of business.

5.2.6 Principal Place of Business: change its principal place of business as set forth in Section 4.1.17 hereof without advising Lender.

5.2.7 Transfers: transfer any interest in the Collateral.

5.2.8 Limitations on Distribution: following the occurrence and during the continuance of an Event of Default hereunder or under any of the Loan Documents permit the Borrower to make any distribution.

5.2.9 Affiliate Contracts: permit any Borrower Party to enter into or be a party to, any Affiliate Contracts without the prior written consent of Lender. All Affiliate Contracts shall be: (a) in the ordinary course of business; and (b) on terms which are fully disclosed to Lender and are no less favorable to any Borrower Party or an Affiliate of any Borrower Party than would be obtained in a comparable arm’s-length transaction with an unrelated third party. The Borrower Parties shall not amend nor permit the amendment of any Affiliate Contracts without the prior written consent of Lender. All Affiliate Contracts must be terminable by Lender upon the occurrence and during the continuance of an Event of Default.

5.2.10 Pledge Documents. fail to comply with all of the covenants, terms and conditions of the Pledge Documents.

5.2.11 Mortgage Documents. fail to comply with all of the covenants, terms and conditions of the Mortgage Documents.

5.2.12 Subordinate Financing. incur any indebtedness, whether secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than indebtedness incurred in the ordinary course of business of operating the Mortgaged Property.

ARTICLE 6

DEFAULTS

Section 6.1 Event of Default. Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(a) if any portion of the Debt is not paid within five (5) days of the date due;

(b) if the insurance policies referenced in Section 4.1.21 are not kept in full force and effect, or if certified copies of the policies are not delivered to Lender upon request;

(c) if Borrower or Guarantor transfers or otherwise encumbers any portion of the Property or the Collateral in violation of the Loan Documents without Lender’s prior written consent in each instance, not to be unreasonably withheld, provided that Borrower pays for any actual costs associated with Lender’s facilitation therewith;

(d) if any representation or warranty made by any Borrower Party herein or in any of the other Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender, shall have been false or misleading in any material respect as of the date the representation or warranty was made, and such representation or warranty is not corrected within thirty (30) days;

(e) if any Borrower or Guarantor shall make an assignment for the benefit of creditors;

(f) if a receiver, liquidator or trustee shall be appointed for the Borrower or Guarantor, or the Borrower or Guarantor shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against or consented to by the Borrower or Guarantor, or if any proceeding for the dissolution or liquidation of the Borrower or Guarantor shall be instituted; provided, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the Borrower or Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(g) if the Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(h) if there is a breach of any representation or warranty contained in Article 4 hereof or of any affirmative or negative covenant contained in Article 5 hereof, and such representation or warranty is not corrected within thirty (30) days, provided, however, that if such breach is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and provided, further, that Borrower shall have commenced to cure such default within said thirty (30) days period and thereafter diligently and expeditiously proceeds to cure same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days;

(i) if any Borrower Party shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in clauses (a) to (h) above or clauses (j) to (o) below for thirty (30) days after notice to such Borrower Party from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for forty-five (45) days after notice from Lender in the case of any other Default; provided, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such forty-five (45) day period; and provided, further, that such Borrower Party shall have commenced to cure such Default within such forty-five (45) day period and thereafter diligently and expeditiously proceeds to cure the same, such forty-five (45) day period shall be extended for such time as is reasonably necessary for such Borrower Party in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

(j) if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such loan documents, whether as to any Borrower Party or the Collateral, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(k) if any of the Liens created or intended to be created pursuant to any Loan Document shall cease to be a fully perfected enforceable first priority security interest, or any portion of the Collateral is transferred in violation of the Loan Documents without Lender’s prior written consent in each instance;

(l) intentionally omitted;

(m) the filing of any action, complaint, petition or other claim to divide the Mortgaged Property, cause the appointment of a receiver for the Mortgaged Property or compel the sale of the Mortgaged Property, without Lender’s prior written consent; or

(n) the dissolution or liquidation of the Guarantor;

(o) if Borrower incurs any indebtedness, whether secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than indebtedness incurred in the ordinary course of business of operating, maintaining, repairing or leasing the Mortgaged Property; or

(p) upon the occurrence of an Event of Default (other than an Event of Default described in clauses (e), (f) or (g) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against any Borrower Party and in and to the Collateral, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents and may exercise all the rights and remedies of a secured party under the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Collateral is located against such Borrower Party and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (e), (f) or (g) above, the Debt and all other obligations of the Borrower Parties hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and the Borrower Parties hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 6.2 Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against the Borrower Parties under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, the Borrower Parties or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, the Borrower Parties agree that if an Event of Default exists and is continuing: (i) Lender is not subject to any “one action” or “election of remedies” law or rule; and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) With respect to the Borrower Parties and the Collateral, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in any preference or priority to any other portion of the Collateral, and Lender may seek satisfaction out of all of the Collateral or any part thereof, in its sole discretion in respect of the Debt. Lender shall have the right from time to time to partially foreclose upon the Collateral in any manner and for any amounts secured by the Loan Documents then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of interest, Lender may foreclose upon the Collateral to recover such delinquent payments; or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose upon the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Collateral as Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Loan Documents to secure payment of sums secured by other Loan Documents and not previously recovered.

(c) For purposes of protecting its interest in the Collateral, and in order to enforce its rights and remedies under this Agreement, the Note, the Pledge Agreement, the Mortgage, the Guaranty, and the other Loan Documents, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages, pledges and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall reasonably determine in its sole discretion provided that Borrower’s rights and obligations are not adversely affected thereby. The Borrower Parties shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. The Borrower Parties hereby absolutely and irrevocably appoint Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, the Borrower Parties ratifying all that their said attorney shall do by virtue thereof.

(d) Any amounts recovered from the Collateral after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(e) Following the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on any Borrower Party and without releasing any Borrower Parties from any obligation hereunder or being deemed to have cured any Event of Default, make, do or perform any obligation of any Borrower Party hereunder in such manner and to such extent as Lender may deem necessary. The Borrower Parties shall permit Lender to enter upon the Property for such purposes, or appear in, defend or bring any action or proceeding to protect its interest in the Mortgage Collateral for such purposes, and the actual, out-of-pocket cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest at the Default Rate as provided in this Section 6.2, shall constitute a portion of the Debt, shall be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred until the date of payment to Lender.

(f) Following the occurrence and during the continuance of any Event of Default, Lender shall have the unrestricted right at any time or from time to time, and without Borrower’s consent, to assign or sell all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an “Assignee”), and at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee (subject to return of the original promissory note(s) to the Borrower marked cancelled or, to the extent necessary, an affidavit of lost note) and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the Note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

(g) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against the Borrower Parties pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to the Borrower Parties shall not be construed to be a waiver of any subsequent Default or Event of Default by the Borrower Parties or to impair any remedy, right or power consequent thereon.

(h) Notwithstanding anything to the contrary contained in this Section 6.2, the Debt shall become immediately due and payable in the event of:

(i) intentionally omitted;

(ii) fraud or intentional misrepresentation by any Borrower Party in connection with the execution and the delivery of the respective Loan Documents to which it is a party;

(iii) any Borrower Party’s misapplication or misappropriation of rents or other funds generated by any of the Collateral;

(iv) any Borrower Party’s misappropriation of any tenants’ security deposits;

(v) the misapplication or the misappropriation by any Borrower Party of insurance proceeds or condemnation awards; or

(vi) the Borrower’s failure to pay Taxes or Other Charges within ten (10) days of when same shall be due.

(i) For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted in this Section 6.2, the Borrower Parties hereby irrevocably constitute and appoint Lender their true and lawful attorney-in-fact during the continuance of an Event of Default to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this subsection in the name and on behalf of the Borrower Parties. This power of attorney is a power coupled with an interest and cannot be revoked.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution by the Borrower Parties and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of the Borrower Parties, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 7.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 7.3 Governing Law. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO THE NEW YORK GENERAL STATUTES.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY BORROWER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, THE NEW YORK GENERAL STATUTES AND EACH BORROWER PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

Section 7.4 Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, nor consent to any departure by any Borrower Party therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrower Party, shall entitle any Borrower Party to any other or future notice or demand in the same, similar or other circumstances.

Section 7.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 7.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by: (a) certified or registered United States mail, postage prepaid, return receipt requested; or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 7.6):

If to Lender:	520 Broad Street LLC

c/o Castellan Real Estate Partners

122 East 42nd Street, Suite 1903

New York, New York 10168

Attention: Paul Salib

with a copy to:	Mavrides Moyal Packman & Sadkin, LLP

276 Fifth Avenue, Suite 404

New York, New York 10001

Attention: Eric Sadkin, Esq.

If to Borrower:	Broad-Atlantic Associates, LLC

520 Broad Street

Newark, New Jersey 07102

Attention: Elliot Hersch

with a copy to:	Troutman Pepper

875 Third Avenue

New York, New York 10022

Attention: Simon D. Cices, Esq.

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 7.7 Trial by Jury. THE BORROWER PARTIES HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE BORROWER PARTIES, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE BORROWER PARTIES.

Section 7.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 7.10 Preferences. During the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 7.11 Waiver of Notice. The Borrower Parties hereby expressly waive, and shall not be entitled to, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to any of the Borrower Parties and except with respect to matters for which any Borrower Party is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 7.12 Remedies of Borrower Parties. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, the Borrower Parties agree that neither Lender nor its agents shall be liable for any monetary damages, and the Borrower Party’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 7.13 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if the Borrower fails to pay or to reimburse, Lender upon receipt of notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with: (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for the Borrower (including, without limitation, any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Collateral); (ii) the Borrower’s ongoing performance of and compliance with the Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) intentionally omitted; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (v) securing Borrower’s compliance with any requests made by Borrower pursuant to the provisions of this Agreement and the other Loan Documents; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Collateral or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents, with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings.

(b) Borrower shall indemnify, defend and hold harmless Lender, Lender’s Affiliates and their respective officers, directors, agents and employees (and the successors and assigns of the foregoing) (collectively, the “Lender Indemnitees”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of the making, holding or enforcement of the Loan, including, without limitation: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in this Agreement or the other Loan Documents; or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”). To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

Section 7.14 Exhibits and Schedules Incorporated. The Exhibits and Schedules attached hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 7.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which the Borrower Parties may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by the Borrower Parties in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Borrower Parties.

Section 7.16 No Joint Venture or Partnership. The Borrower Parties and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of the Borrower Parties and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between any Borrower Party and Lender, or to grant Lender any interest in the Collateral other than that of pledgee, beneficiary or lender.

Section 7.17 No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower Parties, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 7.18 Waiver of Counterclaim. Each Borrower Party hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against them by Lender or its agents.

Section 7.19 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. The Borrower Parties acknowledge that, with respect to the Loan, they shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in the Borrower Parties, and the Borrower Parties hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the businesses of any Borrower Parties or their Affiliates.

Section 7.20 Brokers and Financial Advisors. The Borrower Parties hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Meridian Capital Group LLC. The Borrower Parties hereby agree to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of a Borrower Party or Lender in connection with the transactions contemplated herein. The provisions of this Section 7.20 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 7.21 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

Section 7.22 Prior Agreements. This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant hereto and thereto or contemplated hereby and thereby, shall supersede all prior negotiations, representations or agreements pertaining thereto, either oral or written. This Agreement, and any provision hereof, shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

BORROWER PARTIES:

BROAD-ATLANTIC ASSOCIATES, LLC
a Delaware limited liability company

By:	/s/ David Polinsky
Name:	David Polinksy
Title:	Authorized Signatory

WITH RESPECT TO SECTIONS 4.1 AND 7.20 ONLY:

RAFAEL HOLDINGS, INC.
a Delaware corporation

By:	/s/ David Polinsky
Name:	David Polinksy
Title:	Authorized Signatory

RAFAEL HOLDINGS REALTY, INC.
a Delaware corporation

By:	/s/ Menachem Ash
Name:	Menachem Ash
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

LENDER:

520 BROAD STREET LLC
a New York limited liability company

By:	/s/ Joel Hammer
Name:	Joel Hammer
Title:	Authorized Signatory